UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2008

COBRA OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52788	None
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

17790 E. Purdue Place, Aurora, Colorado	80013
(Address of principal executive offices)	(Zip Code)

(303) 618-2855
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

Effective March 21, 2008, Massimiliano Pozzoni purchased 5,000,000 shares of our common stock from Doug Berry for $500,000. Following such purchase, Mr. Pozzoni owned 5,000,000 of our 6,004,000 outstanding common shares representing approximately 83.28% of our outstanding common shares. Mr. Pozzonni paid for the share purchase in cash.

ITEM 5.02.      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF
           CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 21, 2008, Doug Berry resigned his positions as our president, principal executive officer, treasurer, principal financial officer and director. His resignation was not the result of a disagreement with us on any matter related to our operations, policies or practices.

Effective March 21, 2008, John Herzog resigned his positions as our vice president and director. His resignation was not the result of a disagreement with us on any matter related to our operations, policies or practices.

Effective March 21, 2008, we appointed Massimiliano Pozzoni as our new sole executive officer to fill the positions vacated by Messrs. Berry and Herzog and as a director to fill the position vacated by Mr. Berry. In connection therewith, Mr. Pozzoni is presently serving as our President, Chief Executive Officer, Chief Financial Officer and Secretary.

Mr. Pozzoni has served as the Secretary, Treasurer, and Chief Financial and Accounting Officer of True North Energy Corporation, a U.S. public company engaged in oil and gas operations (“True North”), since June 1, 2006 and has been a director of True North since January 27, 2006. Mr. Pozzoni served as True North’s sole executive officer from January 27, 2006 until June 1, 2006. From March 2004 until January 18, 2007 Mr. Pozzoni served as an executive officer and as a Director for Falcon Natural Gas Corp., a U.S. public company engaged in oil and gas operations. From November 2003 to June 1, 2005, Mr. Pozzoni also served as the Chief Executive Officer and Director of Gulf Coast Oil & Gas Inc., formerly Otish Mountain Diamond Company, a public reporting company. From September 2001 to July 2003, Mr. Pozzoni attended London Business School on a full-time basis. From June 2002 to August 2002, Mr. Pozzoni worked as a Summer Associate at Lehman Brothers Inc. From June 1998 to June 2001, Mr. Pozzoni worked as an engineer at Schlumberger Oilfield Services. Mr. Pozzoni received a Bachelor degree in International Business in 1998 from the University of Kansas and an MBA degree from the London Business School in 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2008	By:	/s/ Massimiliano Pozzoni
Name: Massimiliano Pozzoni
Title: President